EARNINGS CALL 1st Quarter 2023 APRIL 19, 2023

Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally such as the recent bank failures and any related impact on depositor behavior; risks related to the sufficiency of liquidity; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the war between Russia and Ukraine; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company’s press release as of and for the quarter ended March 31, 2023. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. 2

What Happened and How Our Deposit Base Fared

WAL's diversified deposit franchise demonstrated its flexibility during this period of unusual volatility

March 9 – SIVB's announced AFS portfolio sale and planned capital raise ignites extreme selling pressure among a group of commercial banks also providing more limited banking services to the technology / innovation sector

March 10 – WAL announced robust 1Q QTD deposit growth of $7.8 billion

March 10 -12 – SIVB and SBNY fail. Confusion over perceived uninsured deposit percentages and tech exposure lead to intense selling/shorting pressure on various commercial banks

- WAL proactively addresses liquidity execution risk and draws $25Bn in cash from FRB to support liquidity

March 13 – Unusual option activity and pre-market selling pressure following SBNY failure leads to WAL opening at ~$12 per share

- Outsized stock volatility creates negative signaling effect on deposit flows

March 20 – WAL deposits stabilize at ~$47 billion; net growth in balances begins with ~$900MM to quarter end



Deposit Flows (12/31/22 – 4/14/23)
$53.6
($3.3)
$0.3
($0.3)
($1.1)
($2.6)
$0.1
$46.7
$47.6
$0.4
$1.7
$0.3
$0.5
$49.6
$2.9bn Deposit Growth
12/31/22
Tech & Innov.
Mtg WH
Sttlmt Svcs
Core Regions
Non-Core Regions 1
Other
3/20/23
3/31/23
Tech & Innov.
Mtg WH
Sttlmt Svcs
Other
4/14/23

Since March 20 – Since March 20, deposits have increased $2.9bn (or $2.0bn since March 31) to $49.6bn by April 14

Western Alliance Bancorporation®

Dollars in billions, unless otherwise indicated

1) Non-Core Regions include large corporates, Broker-Dealers, and Title Companies

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Deposit Franchise Characteristics 4 Q1 2023 Highlights Dollars in billions, unless otherwise indicated Insured Deposit Exposure Trend • WAL has successfully retained deep-rooted relationships and those for which we offer proprietary, integrated treasury management technology • Of depositors, ~85% have multiple products (deposits, TM, loans) • Enhanced focus on protecting deposits • Insured deposits are ~73% of total deposits as of 4/14 • Uninsured deposit liquidity coverage is 158% as of 4/14 1) Top 50 banks consists of major exchange traded U.S. banks, headquartered in the U.S., excluding investment banks, trust banks and specialty finance / card S&P Global Market Intelligence $24.1 $32.4 $36.2 $29.5 $15.2 $13.4 45% 68% 73% -200% -150% -100% -50% 0% 50% $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 12/31/22 3/31/23 4/14/23 Insured Uninsured % Insured $53.6 $47.6 $49.6 Uninsured Deposit Liquidity Coverage 158%138%42% 73% insured deposits: WAL is in the top 10% of insured deposits compared to 50 largest US banks1

Learnings & Near-Term Priorities

Well-Positioned at Onset

Prudent actions undertaken before and during March 2023 enabled WAL to serve clients, operate normally as well as avoid the fates of other banks

1. Diversification of customer types, industries, and markets proved critically important
2. Limited deployment of liquidity into longer-dated securities; managed duration conservatively and effectively
3. Capital rebuild already underway through balance sheet optimization efforts; significant progress made since 3Q22
4. Preemptive risk management planning and investments made well in advance of $100 billion asset threshold
5. Proactive, vigorous engagement with core clients and business lines
6. Acted quickly to tap variety of credit sources to ensure liquidity access and fortify balance sheet
7. Timely and ongoing client engagement through communication of salient and updated financial data

Top Near-Term Priorities

Safe and Sound Growth, Emphasizing Capital, Liquidity, and Holistic Customer Relationships

1. Drive Loan/Deposit ratio to the mid-80's by curtailing credit-only growth and exiting non-core relationships
2. Organic balance sheet repositioning + surgical asset sales to accelerate CET1 build ≥ 10% in Q2 2023
3. Improve and maintain higher insured deposit mix from promotion of reciprocal deposits to clients and prospects
4. Prioritizing integrated product relationships to foster increased deposit stickiness (replicate HOA)
5. Accelerating HQLA growth to further enhance liquidity strength
6. Augmenting deposit diversification from Corporate Trust and indirect consumer channel
7. High-touch customer relationship development through ongoing education on WAL expertise & strength

Western Alliance Bancorporation®

5

Balance Sheet Repositioning Actions

Balance sheet repositioning, which included surgical sale of assets and Loan HFS reclassifications, resulted in net non-operating charges of $110 million, but will have an immediate accretive impact to regulatory capital and allow us to prioritize core client relationships with holistic lending, deposit and treasury management needs

1 HFI Reclassification

Surgically selected loan reclassifications from Held-For-Investment to Held-For-Sale portfolio

- **Reclassified $6.0 billion of HFI loans to HFS at an average mark of ~2%**
  - <u>One-time Loan FV Charge</u>: $123mm (After-Tax: $92mm)
  - <u>CET1 Impact</u>: -12 bps
- **Prioritizing core client relationships with holistic lending, deposit, and treasury management needs**
  - Non-Core C&I
  - Syndicated Shared National Credits (SNCs)
  - Capital Call & Subscription Lines (EFR)
  - Select Residential RE
  - Early Buyout Resi. (EBOs)
  - Equipment Finance leases
  - Non-Core CRE

Q1-23 P&L Impact

$110mm Net Non-Operating Loss Breakdown ($mm)



Other
Loans Sold
HFI Reclass
Sec Sold & Debt Exting
$5.2
$12.7
$92.2
-$0.5

Marks for future contracted and planned loan sales are already included in Q1 HFI reclassification fair value adjustment

2 Select Asset Dispositions

Significant progress in executing surgical asset sales to expeditiously improve capital and liquidity, and reduce wholesale borrowings

A — Completed (CET1 Benefit: **+17 bps**)

- **~$1.74 billion asset sales completed in 1Q23**
  1. EFR & SNC loan sales — ~$920mm loan sales (items 1–2)
  2. Other loan sales
  3. MSR sales — $360mm MSR sales
  4. Select security sales (Primarily CLOs) — $460mm securities sales
- **Unwind of Inefficient CLNs**
  1. MWL $242mm 2. EFR $25mm

B — Contracted, But Not Closed (CET1 Benefit: **+33 bps**)

- **$3.0bn loans contracted for sale in 2Q, but not closed**
- **Unwind of Inefficient CLNs**
  1. EFR $275mm remaining

C — Remaining (2023)

- **~$3.0bn HFS loans remaining**

Note: Balance sheet information as of 3/31/23

Western Alliance Bancorporation®

6

Projected Capital Build by June 30 7 • Strong organic capital generation drove net CET1 increase in Q1 2023 and allowed us to raise liquidity through other B/S actions • HFS reclassification in Q1 2023 optimizes RWA and positions for stronger capital build going forward through asset sales (with a material amount under contract) • Executing contracted sales in Q2 2023 immediately lifts CET1 to 9.89% • HFS loan sales provide capital benefit through RWA release • Loan marks taken on reclassified HFS loans provide confidence of expected capital benefit from planned sales • 1H 2023 completed and planned actions and organic capital generation accelerate attainment of >10% capital goal by Q2 2023 Q1 2023 Highlights $5.6 $4.8 $2.2 Dollars in billions, unless otherwise indicated CET1 Ratio Q4-22 HFI Reclass. to HFS Asset Sales Q1-23Organic Capital Generation Asset Sales (Contracted) CLN (EFR) Unwind Q2-23 Target Q2-23 Target CET1 >10% CLN (WH) Unwind B/S Growth 0.51% -0.18% HFS Loan Sales (Planned) & RWA Release Organic Capital Generation + B/S Growth Net 33 bps increase Net 17 bps increase Net 2 bps increase Locked-in CET1 Build 9.71% Additional Q2-23 Capital Generation 21 BA C2 2

Significant Access to Liquidity & Funding Capacity

As of 4/14/23

Source	In-Use		Pending HFS Asset Sales		Pro Forma Addtl. Capacity		Total Available Liquidity
1. Cash	$0	+	$0	+	$1.9B	=	$1.9B
2. FHLB	$9.5B	+	($4.0B)	+	$6.2B	=	$11.7B
3. Fed Discount Window	$0	+	$0	+	$16.9B	=	$16.9B
4. Fed BTFP	$1.3B	+	($1.3B)	+	$1.35B	=	$1.35B
5. CLO Repo Facility	$1.5B	+	$0	+	$0.2B	=	$1.7B
Total	$12.3B	+	($5.3B)[1]	+	$26.55B	=	$33.55B

Borrowings after HFS asset sales = $7.0B

Significant Available Liquidity



$7.0
$1.9
$6.2
$16.9
$1.6
$33.6
Pro Forma Outstanding Borrowings
Cash
FHLB
Fed Discount Window
Other Capacity
Total Liquidity Available

Dollars in billions, unless otherwise indicated

Q1 2023 Highlights

- Repaid all borrowings from Federal Reserve discount window by 3/31
  - Higher advance rates at FRB's discount window available, if necessary
- **Ample access to contingent liquidity** (as of 4/14/23)
  - On-Balance Sheet Cash: $1.9 billion
  - Total Unused Borrowing Capacity: $24.7 billion
    - **Total Unused Funding Capacity: $26.6 billion**
  - Total Available Liquidity: $33.6 billion
  - Contracted to sell $3.0 billion of loans in April
  - Continue to evaluate additional opportunities to establish secured borrowing facilities
- Proceeds from contracted and planned asset sales will be used to **pay down BTFP borrowings to $0** and reduce FHLB borrowings to normalized levels of ~$5B
- New deposit growth will be used to reduce wholesale funding costs and build HQLA investment balance

1) HFI loans transferred to HFS net of $0.1B fair value loss adjustment as of 3/31/2023, reduced by $0.6B in settled loan sales subsequent to Q1-23

Western Alliance Bancorporation®
8

1st Quarter 2023 | Financial Highlights

Earnings & Profitability	Q1-23	Q4-22	Q1-22
EPS / Adjusted[1]	$1.28 / $2.30	$2.67	$2.22
Net Income / Adjusted[1]	$142.2 / $251.9	$293.0	$240.1
Net Revenue / Adjusted[1]	$551.9 / $712.2	$701.2	$555.8
Pre-Provision Net Revenue[1]	$351.6	$367.9	$306.9
Net Interest Margin	3.79%	3.98%	3.32%
Efficiency Ratio / Adjusted[1]	62.1% / 43.2%	46.9%	44.1%
ROAA / Adjusted[1]	0.81% / 1.43%	1.67%	1.64%
ROTCE, Adjusted[1]	21.9%	27.7%	23.9%
Balance Sheet & Capital			
Total Loans	$46,435	$51,862	$41,119
Total Deposits	$47,587	$53,644	$52,160
CET1 Ratio	9.4%	9.3%	9.0%
TCE Ratio[1]	6.5%	6.5%	6.7%
Tangible Book Value per Share[1]	$41.56	$40.25	$37.13
Asset Quality			
Provision for Credit losses	$19.4	$3.1	$9.0
Net Loan Charge-Offs	$6.0	$1.8	$0.2
Net Loan Charge-Offs /Avg. Loans	0.05%	0.01%	0.00%
Total Loan ACL/Funded HFI Loans[3]	0.75%	0.69%	0.73%
NPAs[2]/Total Assets	0.17%	0.14%	0.17%

Dollars in millions, except EPS

Highlights

Net Income
$142.2 million
$251.9, adjusted

EPS
$1.28
$2.30, adjusted

PPNR[1]
Q1: $351.6 million
15% YoY

ROTCE, adjusted[1]
21.9%

Loan Growth
Q1: $(5.4) billion
13% YoY

Deposit Growth
Q1: $(6.1) billion
(9)% YoY

Tangible Book Value PER SHARE[1]
$41.56
12% YoY

NPAs[2]/ Total Assets
0.17%

Western Alliance Bancorporation®

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Nonperforming assets includes nonaccrual loans and repossessed assets.
3) Ratio includes an allowance for credit losses of $20.8 million as of March 31, 2023 related to a pool of loans covered under 4 separate credit linked notes.

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Quarterly Income Statement

	Q1-23		Q4-22	Q1-22
Interest Income	$968.9		$888.3	$484.5
Interest Expense	(359.0)		(248.6)	(35.0)
Net Interest Income	**$609.9**	1	**$639.7**	**$449.5**
Mortgage Banking Related Income	73.3		46.8	$78.0
Fair Value Loss Adjustments, Net	(147.8)		(9.2)	(6.6)
(Loss) Gain on Sales of Investment Securities	(12.5)		0.1	6.9
Other	29.0		23.8	28.0
Non-Interest Income / Adjusted[1]	**$(58.0) / $102.3**	2	**$61.5**	**$106.3**
Net Revenue / Adjusted[1]	**$551.9 / $712.2**		**$701.2**	**$555.8**
Salaries and Employee Benefits	(148.9)	3	(125.7)	(138.3)
Deposit Costs	(86.9)	4	(82.2)	(9.3)
Gain on Extinguishment of Debt	12.7		—	—
Other	(124.8)		(125.5)	(101.0)
Non-Interest Expense / Adjusted[1]	**$(347.9) / $(360.6)**		**$(333.4)**	**$(248.6)**
Pre-Provision Net Revenue[1]	**$351.6**		**$367.8**	**$307.2**
Provision for Credit Losses	(19.4)	5	(3.1)	(9.0)
Pre-Tax Income / Adjusted[1]	**$184.6 / $332.2**		**$364.7**	**$298.2**
Income Tax / Adjusted[1]	(42.4) / (80.3)		(71.7)	(58.1)
Net Income / Adjusted[1]	**$142.2 / $251.9**		**$293.0**	**$240.1**
Dividends on Preferred Stock	(3.2)		(3.2)	(3.2)
Net Income Available to Common Stockholders / Adjusted[1]	**$139.0 / $248.7**		**$289.8**	**$236.9**
Diluted Shares	**108.3**		**108.4**	**106.6**
Earnings Per Share, Adjusted[1]	**$1.28 / $2.30**		**$2.67**	**$2.22**

Dollars in millions, except EPS

Q1 2023 Highlights

1 **Net Interest Income decreased $29.8 million,** primarily from a decrease in NIM

2 **Non-Interest Income decreased $119.5 million,** driven by the following:

- $148 million FV pre-tax loss, primarily on loan transfers to HFS

Mortgage Banking Metrics

- $8.0 billion mortgage loan production in Q1 (89% purchase / 11% refinance), down 4% compared to Q4 and 40% to Q1 2022
- $8.1 billion interest rate lock commitment volume in Q1, up 1% compared to Q4 and down 38% to Q1 2022
- Gain on Sale margin[2] of 26 bps in Q1, compared to 19 bps in Q4 and 21 bps in Q1 2022
- $58.5 billion in servicing portfolio UPB

3 **Salaries and benefits increased $23.2 million,** primarily related to annual merit increases, seasonal compensation costs and a reduction in capitalized salary costs

4 **Deposit costs increased $4.7 million,** primarily related to higher earnings credits rates

5 **Provision for Credit Losses of $19.4 million,** primarily due to charge-off of a corporate debt security of a financial institution and continued economic uncertainty, partially offset by a decrease in HFI loan balances due to balance sheet repositioning

1) Income statement line items for Q1-23 have been adjusted for the impact of fair value loss adjustments, loss on sales of investment securities and gain on extinguishment of debt. Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Gain on Sale margin represents spread as of the interest rate lock commitment date.

Western Alliance Bancorporation®
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Consolidated Balance Sheet

	Q1-23	Q4-22	Q1-22
Investments & Cash	$13,131	$9,803	$10,879
Loans, HFS	7,022	1,184	4,762
Loans HFI, net	46,435 [1]	51,862	41,119
Allowance for Loan Losses	(305)	(310)	(258)
Mortgage Servicing Rights	910	1,148	950
Goodwill and Intangibles	677	680	698
Other Assets	3,177	3,367	2,426
Total Assets	**$71,047**	**$67,734**	**$60,576**
Deposits	$47,587 [2]	$53,644	$52,160
Borrowings	16,748 [3]	7,192	1,726
Other Liabilities	1,191	1,542	1,678
Total Liabilities	**$65,526**	**$62,378**	**$55,564**
Accumulated Other Comprehensive Loss	$(592)	$(661)	$(235)
Total Shareholders' Equity	$5,521 [4]	$5,356	$5,012
Total Liabilities and Equity	**$71,047**	**$67,734**	**$60,576**
Tangible Book Value Per Common Share[1]	**$41.56** [5]	**$40.25**	**$37.13**

Dollars in millions, except per share data

Q1 2023 Highlights

1. **HFI Loans decreased $5.4 billion, or 10.5%,** and increased $5.3 billion, or 12.9%, over prior year
2. **Deposits decreased $6.1 billion, or 11.3%,** and $4.6 billion, or 8.8%, over prior year
   - As of 4/14, total deposits are up $2.9 billion from March 20 or $2.0 billion higher from Q1-23
3. **Borrowings increased $9.6 billion** over prior quarter primarily from an increase in short term borrowings, offset by redemption of certain Credit Linked Notes
   - Balance should be reduced by an increase in deposits and HFS loan sales
4. **Shareholders' Equity increased $165 million** as a function of net income and a reduction in unrealized losses on AFS securities recorded in AOCI
5. **Tangible Book Value/Share[1] increased $1.31, or 3.3%,** over prior quarter and increased $4.43, or 11.9%, over prior year

Western Alliance Bancorporation®

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

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Total Investments and Yield Investment Portfolio 12 • Investment yields increased 24 bps to 4.69% • Security sales totaled $460 million for the quarter • Primarily consisted of CLOs • Other Investments increased ~$900 million primarily driven by growth in HQLA Q1 2023 Highlights Total Investments and Yield1 Dollars in $ billions, LCR data in $ millions $1.8 $1.8 $0.8 $0.8 $0.6 $1.5 $2.7 $2.4 $8.2 $8.7 $8.4 $1.4 $1.4 $1.2 $1.2 2.77% 2.94% 3.66% 4.45% 4.69% -1.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% -$1.0 $1.0 $3.0 $5.0 $7.0 $9.0 $11.0 $13.0 $15.0 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Agency MBS Muni Other CLOs Private MBS Low Income Housing Yield $8.5 Q1-23 Average Yields2 $9.1 5.67% 2.90% 6.77% 4.55% 3.83% 2.83% 1) Excludes restricted stock investments in the FRB and FHLB 2) Average yields on securities have been adjusted to a tax equivalent basis. Spot Rate 4.60%

Five Quarter Loan Growth and Composition 13 $5.3 Billion Year-Over-Year Growth Quarter-over-quarter loan decline of $(5.4) billion driven by (in millions): Construction & Land $394 CRE, Non-OO 298 Offset by decrease in: C&I (5,207) Residential & Consumer (903) CRE, OO (9) Total $(5,427) $17.9 $20.8 $22.3 $20.7 $15.5 $1.8 $1.8 $1.8 $1.8 $1.8 $6.8 $7.8 $8.7 $9.4 $9.6 $3.3 $3.2 $3.6 $4.0 $4.4 $11.3 $15.0 $15.8 $16.0 $15.1 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Residential & Consumer Construction & Land CRE, Non-Owner Occupied CRE, Owner Occupied Commercial & Industrial Dollars in billions, unless otherwise indicated Total Loans, HFI $41.1 $48.6 $52.2 $51.9 $46.4 Qtr. Change +$2.0 +$5.5 3 +$3.6 -$(0.3) -$(5.4) 27.5% 8.0% 16.7% 4.4% 43.4% 33.4% 3.9% 20.7% 9.5% 32.5% 30.8% 7.7% 18.1% 3.5% 39.9% 1) Average yields on loans have been adjusted to a tax equivalent basis. 2) Loan growth excludes $1.9 billion of EBO loans that were transferred from HFS to HFI during Q2-2022 Q1 2023 Highlights Q1-23 Yields Average1 Spot 3.72% 3.84% 8.93% 7.22% 5.62% 7.26% 7.85% 8.94% 5.68% 7.35% Spot Rate 6.45%

Loans HFI and HFS 14 • Reclassified $6 billion of HFI loans to HFS at an average mark of ~2% • Loans sold before quarter-end realized losses that were lower than initial marks • Marks for contracted and planned loan sales for Q2 are included in the Q1 $148 million fair value adjustment Q1 2023 Highlights Loans and HFI Yield Dollars in billions, unless otherwise indicated Q1-23 Loans HFS (ex-AMH Resi) Composition Yields Average Spot Loans HFI 6.28% 6.45% Loans HFS N/A 7.34% HFS – AMH Resi 5.90% 6.33% $41.1 $48.6 $52.2 $51.9 $46.4 $5.9 $4.8 $2.8 $2.2 $1.2 $1.1 3.98% 4.19% 4.84% 5.70% 6.28% -9.00% -7.00% -5.00% -3.00% -1.00% 1.00% 3.00% 5.00% 7.00% $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 $65.0 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 HFI HFS HFS - AMH Resi HFI Yield 18% 44%6% 23% 2% 8% Other C&I Equity Fund Resources Syndications Mtg. WH CRE, NOO Residential Spot Rate 6.45%

$23.5 $23.7 $24.9 $19.7 $16.5 $8.3 $8.4 $8.4 $9.5 $10.7 $18.5 $19.0 $19.2 $19.4 $13.8 $1.8 $2.6 $3.1 $5.0 $6.6 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 CDs Savings and MMDA Interest Bearing DDA Non-Interest Bearing DDA Five Quarter Deposit Growth and Composition 15 $(4.6) Billion Year-Over-Year Growth Quarter-over-quarter deposit decline of $(6.1) billion driven by (in millions): CDs $1,509 Interest Bearing DDA 1,212 Offset by decrease in: Savings and MMDA (5,552) Non-Interest Bearing DDA (3,226) Total $(6,057) Dollars in billions, unless otherwise indicated Total Deposits $52.1 $53.7 $55.6 $53.6 $47.6 Qtr. Change +$4.5 +$1.6 +$1.9 -$(1.9) -$(6.1) 3.5% 35.6% 15.8% 45.1% 34.6% 22.5% 29.1% 13.8% 9.3% 36.2% 17.7% 36.8% Q1 2023 Highlights Q1-23 Yields Average Spot 3.52% 2.59% 2.63% N/A 2.48% 2.50% 4.08% N/A Spot Rate 1.85%

Interest Bearing Deposits and Cost Deposit Composition Shift Interest Bearing Deposits 16 • Cost of interest bearing deposits increased 78 bps to 2.75% • WAL’s deposit mix shift largely occurred through interest bearing and non-ECR noninterest bearing outflows $28.6 $30.0 $30.7 $33.9 $31.1 0.21% 0.37% 1.03% 1.97% 2.75% Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Q1 2023 Highlights Interest Bearing Deposits Spot Rate 2.82% $7.9 $8.6 $23.3 $5.1 $2.7 Q1-23 $8.0 $11.7 $26.8 $4.8 $2.3 Q4-22 CDs Brokered Interest Bearing NIB – Non- ECR NIB – ECR $53.6 B $47.6 B Dollars in billions, unless otherwise indicated

$39.6 $45.7 $50.2 $52.2 $52.0 $6.5 $4.3 $4.0 $2.7 $2.1 $7.7 $8.7 $8.7 $8.5 $8.8 $2.0 $1.6 $1.2 $1.3 $3.3 3.58% 3.91% 4.62% 5.50% 5.99% $55.8 $60.3 $64.1 $64.7 $66.2 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 $449.5 $525.0 $602.1 $639.7 $578.6 3.32% 3.54% 3.78% 3.98% 3.79% Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Net Interest Income 17 • Net Interest Income decreased $29.9 million, or 4.7%, over prior quarter primarily due to balance sheet restructuring efforts • Average Earning Assets grew $1.5 billion, or 2.3%, over prior quarter • Two fewer days in 1Q23 • NIM decreased 19 bps, driven by higher interest expense from greater short-term borrowings • Short-term excess cash held on balance sheet from Fed Discount Window resulted in a NIM drag of ~11 bps • Nominally asset sensitive • In +/- 100bps shock IRR sensitivity scenarios, net interest income varies less than 1% Net Interest Income and Net Interest Margin Average Earning Assets & Average Yield NII – Ex. HFI reclass loans Net Interest Margin Q1 2023 Highlights Dollars in millions Dollars in billions Cash & Other Securities Loans Held for Sale Loans Average Yield 14% 5%2% 13% 3% 79% 13% 4% 81% 11% 71% 4% $31.3 $609.9 NII – HFS Loans ex. AMH resi.

Non-Interest Expenses and Efficiency1 18 • Efficiency ratio1 increased 1,520 bps to 62.1% compared to the prior quarter and 1,800 bps from the same period last year • Higher QoQ adjusted operating efficiency ratio1 was driven primarily by non-recurring charges and normal Q1 seasonality • Adjusted Efficiency ratio flat year- over-year • Deposit costs increased $4.7 million from the prior quarter primarily related to higher earnings credit rates • Earnings Credit-related deposit balances of $13.4 billion (~59% associated with non-interest bearing accounts) Dollars in millions Q1 2023 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures. $248.6 $268.9 $305.8 $333.4 $347.9 44.1% 42.8% 45.5% 46.9% 62.1% 43.2% 40.4% 40.3% 39.4% 43.2% Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Non-Interest Expenses and Efficiency Ratio Breakdown of Non-Interest Expenses Non-Interest Expenses Efficiency Ratio Other Operating Expenses Deposit Costs Salaries & Employee Benefits $101.0 $111.8 $113.1 $125.5 $112.1 $138.3 $139.0 $136.5 $125.7 $148.9 $9.3 $18.1 $56.2 $82.2 $86.9 $248.6 $268.9 $305.8 $333.4 $347.9 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Adj. Operating Efficiency Ratio

Pre-Provision Net Revenue and Return Ratios 19 • PPNR1 decreased $25.3 million from the prior quarter and increased $44.7 million, or 14.6%, from the same period last year • ROTCE, Adjusted of 21.9%, down 5.8% from the prior quarter and 2.0% from the same period last year • ROA, Adjusted of 1.43% decreased 28 bps from the prior quarter and 21 bps from the same period last year Adjusted Income1 and Return Ratios1 Dollars in millions $306.9 $361.3 $360.9 $376.9 $351.6 $239.9 $268.4 $266.2 $300.3 $251.9 23.9% 26.4% 25.1% 27.7% 21.9% 1.64% 1.68% 1.54% 1.71% 1.43% Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 PPNR Net Income, Adj. ROTCE, Adj. ROA, Adj. Q1 2023 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures. 1 1 1

$350 $317 $312 $351 $320 0.85% 0.65% 0.60% 0.68% 0.69% Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 $12 $12 $11 $11 $11 $91 $85 $90 $85 $107 $262 $249 $284 $297 $341 Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Asset Quality 20 • Total Classified Assets of $459 million (65 bps to Total Assets) increased $66 million in Q1 • Non-Performing Loans + OREO of $118 million (17 bps to Total Assets) increased by $22 million in Q1 • Special Mention loans of $320 million (69 bps to Funded Loans) increased 1 bps as a percentage to Funded Loans • Over last 5+ years, less than 1% of Special Mention loans have migrated to lossSpecial Mention Loans Dollars in millions Classified Assets Special Mention Loans Asset Quality Ratios OREO Non-Performing Loans Classified Accruing Assets $365 $346 $385 $393 SM / Funded Loans 0.60% 0.52% 0.56% 0.58% 0.65% 0.17% 0.15% 0.15% 0.14% 0.17% Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 Classified Assets / Total Assets Non-Performing Loans + OREO / Total Assets Q1 2023 Highlights $459

Credit Losses and ACL Ratios



Allowance for Credit Losses
$43
$258
$3
$54
$273
$3
$52
$304
$4
$47
$310
$5
$45
$305
$2
$7
Q1-22
Q2-22
Q3-22
Q4-22
Q1-23
Loan Losses
Unfunded Loan Commits.¹
HTM Securities
AFS Securities



Gross Loan Charge-offs and Recoveries
Gross Charge Offs
Recoveries
$2.6
($2.4)
$2.4
($1.0)
$2.1
($4.0)
$2.2
($0.4)
$9.2
($3.2)
Q1-22
Q2-22
Q3-22
Q4-22
Q1-23



Loan ACL Adequacy Ratios²
331%
385%
396%
420%
327%
0.73%
0.67%
0.68%
0.69%
0.75%
Q1-22
Q2-22
Q3-22
Q4-22
Q1-23
Total Loan ACL / Non-Performing Loans
Total Loan ACL / Funded Loans³

Dollars in millions

Q1 2023 Highlights

- **Provision expense of $19.4 million**, driven by charge-off of a corporate debt security of a financial institution and continued economic uncertainty
- Total Loan ACL / Funded Loans increased to 0.75% in Q1 as a result of heightened economic uncertainty
  - **Total Loan ACL / Funded Loans less loans covered by credit linked notes is 0.95%**
- **Net loan charge-offs of $6.0 million, 5 bps,** compared to $1.8 million, 1 bp, in Q4
- **25% of loan portfolio is credit protected (24% after EFR CLN unwind completed)**, consisting of government guaranteed, CLN protected, and cash secured assets
  - **21% of portfolio covered by meaningful first loss protection from credit linked note issuances[4]**

1) Included as a component of other liabilities on the balance sheet.
2) Total Gross Loan ACL includes allowance for unfunded commitments.
3) Ratio includes an allowance for credit losses of $20.8 million as of March 31, 2023 related to a pool of loans covered under 4 separate credit linked notes.
4) As of March 31, 2023, CLNs cover a substantial portion of Residential ($9.5 billion) loans outstanding.

Western Alliance Bancorporation®

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Capital Accumulation 22 Regulatory Capital Levels • Continue to exceed “well-capitalized” levels • CET1 at 9.4%; contracted dispositions poised to increase to 9.7% Tangible Common Equity / Tangible Assets1 • TCE / TA remained flat from the prior quarter at 6.5% due to tempered asset growth and AOCI gain impact Capital Accretion • Improved “quality” of capital with unwinding of certain CLN transactions • CET1 has remained stable quarter-over- quarter despite impacts resulting from CLN extinguishment Robust Common Capital Levels Regulatory Capital 9.0% 9.0% 8.7% 9.3% 9.4% 6.7% 6.1% 5.9% 6.5% 6.5% Q1-22 Q2-22 Q3-22 Q4-22 Q1-23 CET1 Ratio TCE/TA1 Q1 2023 Highlights 1) Refer to slide 2 for further discussion of Non-GAAP financial measures Total RBC RatioTier 1 RatioLeverage Ratio 8.0% 7.6% 7.5% 7.8% 7.8% 9.8% 9.7% 9.3% 10.0% 10.1% 12.0% 11.9% 11.4% 12.1% 12.1% Q1-22 Q2-22 Q3-22 Q4-22 Q1-23

427% 482% 93% 124% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 MRQ 23 Tangible Book Value per Share1 • TBVPS increased $1.31 to $41.56 from prior quarter due to strong, organic capital accretion and improvement in AOCI • Increased 11.9% year-over-year • Increased 3.3% quarter-over-quarter, non-annualized • 19.7% CAGR since year end 2013 • TBVPS has increased more than 4.5x that of peers • Quarterly common stock cash dividend of $0.36 per share Long-Term Growth in TBV per Share1 1) Refer to slide 2 for further discussion of Non-GAAP financial measures 2) MRQ is Q1-23 for WAL and Q4-22 for WAL Peers Note: Peers consist of 32 major exchange traded US banks with total assets between $25B and $150B as of December 31, 2022, excluding target banks of pending acquisitions; S&P Global Market Intelligence. WAL WAL with Dividends Added Back Peer Avg Peer Avg with Dividends Added Back 2 Tangible Book Value Growth Q1 2023 Highlights

Management Outlook 24 Loans: $500mm / qtr. Deposits: $2bn / qtr. 2Q23: >10% Medium Term Target: +11% 3.65% - 3.75% Mid to High 40s Down 5 - 10% from FY22 5 bps - 15 bps 2023 Outlook1Q 2023 Results Loans: $46.4 Deposits: $47.6 9.4% 3.79% 43.2% FY22: $1.38B (+26%) 5 bps 1) Excludes $147.6 million of net pre-tax losses, primarily on loan transfers to HFS, incurred in 1Q23 Balance Sheet Growth Capital Net Interest Margin Adjusted Efficiency Operating Pre-Provision Net Revenue1 Net Charge-Offs

Questions & Answers

Appendix

ROAA vs. CET1 adj. for AOCI and HTM 27 • Q1 2023 Adjusted ROAA of 1.46% vs. 1.67% for Q4 2022 and 1.64% ROAA for Q1 2022 • CET1 adj. for AOCI and HTM increased to ~8.1% in Q1 2023 from ~7.9% in Q4 2022 Q1 2023 Highlights 8.04.5 0.5 0 5.5 0.9 1.8 1.7 5.0 1.2 0.3 -0.5 6.0 6.5 7.0 7.5 8.5 9.0 2.2 9.5 10.0 1.3 10.5 11.0 11.5 0.6 0 0.4 0.1 0.2 1.6 1.9 0.7 0.8 2.0 1.0 1.1 1.5 1.4 2.1 BAC C WFC USB TFC FRC SIVB.Q FITB MTB KEY HBAN RF SBNY GBCI FCNC.A NYCBZION CMA FHN WBS UMBF CET1 adj. for AOCI and HTM (4Q 2022) EWBC VLYPACW WTFC CADE PNC BOKF ONB SNV SSB FNBCFG PNFP ASB BPOP BKU HWC FIBK CBSH COLB UBSI TCBI OZK SFNC FULT CFR ROAA (2022 4 quarter average) JPM PB Other Banks Peers WAL WAL Q1 2023 data from earnings release; 2022 peer data from Bloomberg WAL Q1 23 (Adj.)

28 Loans HFI Portfolio Q1-23 Borrower Type Municipal & Nonprofit 3% Tech & Innovation 5% Other C&I 13% CRE, Owner Occupied 4% CRE, Non-Owner Occupied 12% Hotel Franchise Finance 8% Warehouse Lending 10% Residential 32% Equity Fund Resources 2% C&D 9% $46.4 billion

Conservative, Economically Resilient Portfolio Positioning

Specialized underwriting expertise and conservative sector allocations position portfolio to withstand economic uncertainty

Insured (25%)

Credit protected, government guaranteed and cash-secured

21% **Residential**

1% **Equity Fund Resources**

3% **Early Buyout ("EBO") Resi. & Other Government-Guaranteed or Cash-Secured Assets**

Avg Loss Rate: 0.00%
Max Loss Rate: 0.00%

Resistant (27%)

Historically low-to-no-loss loan categories

10% **Warehouse Lending**
- Includes Core WH Lending, Note Financing, MSR financing

9% **Residential**
- Low LTVs; DQs significantly below national percentages

2% **Equity Fund Resources**
- Capital Call & Subscription LOCs
- Underwrite LPs behind private funds

3% **Municipal / Public Finance**

2% **CRE – Industrial & Medical**

1% **HOA**
- Extremely low LTVs; lien in front of homeowner's first mortgage

Avg Loss Rate: 0.00%
Max Loss Rate: 0.10%

Resilient (33%)

Limited uncovered collateral risk, underwriting expertise, and strong counterparties

9% **Regional CRE – Investor**

5% **Regional C&I**

6% **Hotel Franchise Finance (ex-Central Business District)**

3% **Regional CRE - Owner Occupied**

1% **Corporate Finance**

2% **Lot Banking**

7% **Specialized NBLs**
- **Gaming** – Off-strip, middle market gaming companies and tribal gaming enterprises
- **Resort** – Timeshare resort developers; hypothecation of consumer receivables
- **Other NBLs**

Avg Loss Rate: 0.04%
Max Loss Rate: 0.16%

More Sensitive (15%)

Categories more directly correlated to economic growth

7% **Construction (ex-Lot Banking)**
- Focused on note-on-note financing and Built-to-Rent developments

5% **Tech & Innovation**
- Established tech firms with operating and financial flexibility, validated product, path to profitability

2% **Hotel Franchise Finance (CBD only)**
- Large, sophisticated hotel sponsors who operate >25 hotels
- 90% operate >10 properties with top franchisor flags

1% **Small Business, CRA-Related, and Consumer**

Avg Loss Rate: 0.12%
Max Loss Rate: 0.71%

Note: Average and maximum loss rates are quarterly annualized and from the period of Q1 2014 – Q4 2022.

Western Alliance Bancorporation®

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Commercial Real Estate Statistics

CRE ($11.4 Billion; 25% of Total Loans)



13%
38%
27%
22%
Hotel
Office
Other CRE - Investor
Other CRE - OO

Asset Quality

($B)	3/31/23	Special Mention %	Sub-Std %
Hotel	$4.3	0.2%	4.9%
Office	$2.5	2.6%	1.5%

Office ($2.5 Billion; 5% of Total Loans)

- Primarily shorter-term bridge loans for repositioning or redevelopment projects
- Strong sponsorship from institutional equity and large regional and national developers
  - All direct relationships generated by WAL
  - Significant up-front cash equity required from sponsors
- Conservative loan-to-cost underwriting
  - Average LTV < 55%; Average LTC ~62%
  - No junior debt / mezzanine
- Largely suburban exposure in "Work From Home" MSAs
  - <15% in San Fran. / Bay Area, Seattle, and NYC
- Limited exposure to Downtown / Central Business Districts (CBDs)

Western Alliance Bancorporation®
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